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                                                                     EXHIBIT T3A


                            CERTIFICATE OF FORMATION

                                       OF

                           NEW MILLENNIUM HOMES, LLC

     This Certificate of Formation of New Millennium Homes, LLC (the "LLC"), dated August 18, 1997, is being duly executed and filed by John T. Haggerty, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. (S) 18-01, et seq.)
                                 ---- --            -- ---

     FIRST.   The name of the limited liability company formed hereby is New
Millennium Homes, LLC.

     SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of Newcastle.

     THIRD.   The name and address of the registered agent for service of process of the LLC in the State of Delaware is Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of Newcastle.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.


                                       /S/ John T. Haggerty
                                    -----------------------
                                    Name:  John T. Haggerty
                                    Authorized Person